Exhibit 21(A)





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





   NAME OF                                                          STATE OF
 SUBSIDIARIES                         BUSINESS                   INCORPORATION


 YORK HAVEN POWER COMPANY        HYDROELECTRIC GENERATING        NEW YORK
                                  STATION

 MET-ED PREFERRED                SPECIAL-PURPOSE                 DELAWARE
  CAPITAL, INC.